UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          December 10, 2012

TWIN CITIES POWER HOLDINGS, LLC

(Exact Name of Registrant as Specified in Charter)

Minnesota		27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code          (952) 241-3103

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

As previously disclosed by Twin Cities Power Holdings, LLC (the “Company”), on April 8, 2011, Twin Cities Power, LLC (“TCP”), a wholly-owned subsidiary of the Company, executed a Promissory Note (the “Note”) in favor of John O. Hanson in the principal amount of $400,000. On or around December 10, 2012, TCP and Mr. Hanson executed a Promissory Note Extension, pursuant to which Mr. Hanson agreed to extend the term of the Note from its previous maturity date of December 31, 2012 to June 30, 2013. The outstanding balance of the Note is $200,000, and the remaining terms of the Note shall remain the same, with TCP paying interest on such outstanding balance at a rate of twenty (20%) percent per annum.

On January 1, 2013, the Company entered into an Office Lease with Kenyon Holdings, LLC (the “Lease”) for the Company’s headquarter office located in Lakeville, Minnesota. As previously disclosed, Kenyon Holdings, LLC is owned by Timothy S. Krieger and Keith W. Sperbeck, the Company’s CEO and Vice President – Operations, respectively. Pursuant to the Lease, the term will expire on December 31, 2017, and the monthly base rent is $12,264.25. The Company believes the terms of the Lease are at market rates. This Lease extinguishes and replaces the previous lease agreements between the parties.

The foregoing descriptions are qualified in their entirety by references to the Promissory Note Extension and Office Lease filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012, the Company entered into a Second Amendment to Employment Agreement (“Employment Agreement”) with its Vice President – Risk Management and Chief Risk Officer, Stephanie Staska. Under the Employment Agreement, as amended, Ms. Staska currently receives an annual salary of $150,000. In addition, the Employment Agreement contains severance benefits, tuition assistance, and a discretionary bonus based on the profitability of the Company, with such terms remaining the same as previously disclosed.

Effective March 1, 2013, the Company entered into the First Amendment to Consultant and Professional Services Agreement with its Vice President of Finance and Chief Financial Officer, Wiley H. Sharp III. Pursuant to this agreement Mr. Sharp receives $15,000 per month for his consulting services and shall continue to do so until the term ends on May 31, 2013. All other terms and conditions will remain the same as in the previous Consultant and Professional Services Agreement.

The foregoing descriptions are qualified in their entirety by references to the amendments filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K.

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Item 9.01. Financial Statements and Exhibits.

(d)

10.1	Promissory Note Extension dated on or around December 10, 2012 between John O. Hanson and Twin Cities Power, LLC.
10.2	Office Lease dated January 1, 2013 between Kenyon Holdings, LLC and Twin Cities Power Holdings, LLC
10.3	Second Amendment to Employment Agreement dated December 31, 2012 between Twin Cities Power Holdings, LLC and Stephanie Staska.
10.4	First Amendment to Consultant and Professional Services Agreement effective March 1, 2013 between Twin Cities Power Holdings, LLC and Wiley H. Sharp III.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2013	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer

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